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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report


                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) May 9, 1997



                             BRANDYWINE REALTY TRUST
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




         MARYLAND                        1-9106                  23-2413352
(State or Other Jurisdiction           (Commission            (I.R.S. Employer
     of Incorporation)                 file number)       Identification Number)



             16 Campus Boulevard, Newtown Square, Pennsylvania 19073
                    (Address of principal executive offices)


                                 (610) 325-5600
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

See the following press release, dated May 9, 1997, concerning first quarter 1997 results.


NEWS RELEASE

Contact:
For Media Inquiries:                              For Investor Inquiries:
--------------------                              -----------------------
       Karen Cutler                                     Gerard H. Sweeney
       Jennifer McCormick                               President & CEO  or
       Tattar Cutler - LD & B                           Mark Kripke
       215-957-0300                                     Chief Financial Officer
       Karen.Cutler@ldb.com                             Brandywine Realty Trust
                                                        610-325-5600

                        Brandywine Realty Trust Announces
                        ---------------------------------
                             First Quarter Earnings
                             ----------------------


NEWTOWN SQUARE, PA., May 9, 1997 -- Brandywine Realty Trust (BDN-AMEX) reported today that funds from operation (FFO) were $4.3 million for the first quarter of 1997 versus $0.2 million for the same period in 1996. On a per equivalent share basis, FFO increased 13% to $0.44 per equivalent share in the first quarter of 1997 from $0.39 per equivalent share in the first quarter of 1996.

Net income for the first quarter of 1997 increased to $2.05 million on revenues of $8.6 million, up from $10,000 and $1.0 million respectively, for the first quarter last year. On a per common share basis, first quarter net income increased 900% to $0.20 per share in the first quarter of 1997 from $0.02 per share in the first quarter of 1996.

For the quarter ended March 31, 1997, Cash Available for Distribution ("CAD") equaled $3.9 million ($0.40 per equivalent share).

On March 31, 1997, the Board of Trustees declared a quarterly dividend distribution of $0.35 per share, payable on April 30, 1997 to shareholders of record as of April 15, 1997. Based on first quarter results, this represents a payout ratio of 80% first quarter FFO and 88% of CAD.

The Company also disclosed the following information relating to the first quarter of 1997:

        o During the first quarter the Company announced $56.4 million worth of new real estate acquisitions. These new acquisitions aggregated approximately 563,500 square feet and consisted of both office and industrial properties. Notable acquisitions were: Main Street complex in Voorhees, NJ (235,000 square feet, seven buildings); the real estate holding of Columbia Investment Builders, Inc. in Mount Laurel and Marlton, NJ (290,000 square feet, 5 buildings); and 1336 Enterprise Drive in East Goshen Township, PA (38,500 square feet).

        o The Company also commenced construction of a two story midrise building located within the Horsham Business Center. This building approximates 32,000 square feet, is 82% pre-leased and is being constructed on a site the Company purchased that can accommodate an

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              additional 40,000 square feet. The primary reason for commencing construction on the property was the Company's need to accommodate expansion requirements of two existing tenants.

        o During the first quarter, as a result of its Main Street acquisition, the Company acquired three office building pad sites with 230,000 square feet of development potential in Voorhees, NJ. Additionally, as part of the Columbia Investment Builders, Inc. acquisition, the Company acquired a three year option for approximately 11.2 acres of land with 105,000 square feet of development potential in Mount Laurel, NJ.

        o Through its corporate services operations the Company received fee revenues of approximately $239,000 from providing real estate advisory and brokerage services to its third party corporate clients.

        o On February 3, 1997, the Company filed a shelf registration statement for $500 million. This registration statement was declared effective by the SEC on February 14, 1997.

        o The Company issued 2,375,500 common shares closing on March 4, 1997 at $20 5/8 per share. Proceeds from this equity offering were used to reduce the Company's debt and acquire Main Street and several other properties. Proceeds from this offering also enabled the Company to completely reduce the outstanding principal balance on its $80 million Credit Facility.

        o The Company refinanced a $10.0 million non-recourse first mortgage loan secured by Midrise I, II and III in Marlton, NJ and the Twin Forks Office Park in North Carolina. This new loan matures on January 15, 2002 and carries an effective interest rate of 7.56%.

        o The Company's debt to total market capitalization decreased to 16.9% by the end of the first quarter 1997 compared to 17.2% at December 31, 1996 and 47.5% at the end of the first quarter 1996.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the Federal securities law. Although Brandywine believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Factors that could cause actual results to differ materially from Brandywine's current expectations include general economic conditions, local real estate conditions, timely releasing of occupied square footage upon expiration, interest rates, availability of equity and debt financing and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports from Form 8-K and annual reports on Form 10-K.

Brandywine Realty Trust, a fully integrated real estate company, with headquarters in Newtown Square and regional offices in Marlton, NJ, Bensalem and King of Prussia, Pa., is one of the Delaware Valley's largest real estate investment companies with 56 commercial and industrial properties containing 3.2 million rentable square feet.

CONFERENCE CALL NOTICE
You are cordially invited to attend a Brandywine Realty Trust Conference Call on Monday, May 12, 1997 at 3:30 p.m. Eastern time. The moderator will be Gerard H. Sweeney, President and Chief Executive Officer. The telephone number for the conference call is 1-800-869-6642. A taped replay of the call can be accessed after the call during the hours of 7:00 a.m. to 9:00 p.m. EDT, through Monday, May 26, 1997 by dialing the number listed above.


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SUPPLEMENTAL INFORMATION PACKAGE
The Company has prepared a Supplemental Information package which includes financial results and operational statistics to support the announcement of first quarter earnings. A copy of the Supplemental Information package will be furnished to you by facsimile or overnight mail upon request. Please direct such requests to the Company at (610) 325-5600.

                                      # # #



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                             BRANDYWINE REALTY TRUST
                             -----------------------

                            SIGNATURES OF REGISTRANT
                            ------------------------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             BRANDYWINE REALTY TRUST
                                  (Registrant)


Date:  May 9, 1997                  By:  /s/Gerard H. Sweeney
       -----------                       --------------------
                                         Gerard H. Sweeney, President and
                                         Chief Executive Officer
                                         (Principal Executive Officer)



Date:  May 9, 1997                  By:  /s/Mark S. Kripke
       -----------                       -----------------
                                         Mark S. Kripke, Chief Financial Officer
                                         and Secretary (Principal Financial
                                         and Accounting Officer)



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